UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 8.01.             Other Events.

As disclosed by Liquidmetal Technologies, Inc. (the “Company”) in a Current Report on Form 8-K filed on April 26, 2007, legal proceedings were initiated in the United States District Court – District of Minnesota by one of the purchasers of the Convertible Subordinated Notes (the “Notes”) issued in the Company’s January 2007 private placement based on a claim that the Company had defaulted under the purchaser’s Note by failing to comply with a certain debt satisfaction covenant contained in the Securities Purchase Agreement pursuant to which the Note was issued.  In the proceeding, the purchaser sought to collect the entire principal and accrued interest under the Note, which was $2,085,917.81 as of July 16, 2007.  On July 17, 2007, the Company received notice that the purchaser had assigned the Note to another investor and that the purchaser would therefore dismiss the pending action.  In accordance with the terms of the notice, the action against the Company was dismissed by the purchaser with prejudice on July 18, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ LARRY BUFFINGTON
Larry Buffington, President and Chief Executive Officer

Date:  July 20, 2007